EXHIBIT 21.1
BERRY PLASTICS GROUP, INC.
LIST OF SUBSIDIARIES

Aerocon, LLC
Berry Plastics IK, LLC
Berry Plastics Design, LLC
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
CPI Holding Corporation
Knight Plastics, LLC
Packerware, LLC
Pescor, Inc.
Poly-Seal, LLC
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Opco, Inc.
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition LLC X
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XV, LLC
Kerr Group, LLC
Saffron Acquisition, LLC
Setco, LLC
Sun Coast Industries, LLC
Cardinal Packaging, Inc.
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
Caplas LLC
Caplas Neptune, LLC
Captive Plastics Holdings, LLC
Captive Plastics, LLC
Grafco Industries Limited Partnership
Rollpak Corporation
Pliant, LLC
Pliant Corporation International
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Berry Plastics SP, Inc.
Berry Plastics Filmco, Inc.
BPRex Closure Systems, LLC
BPRex Closures, LLC
BPRex Delta, Inc.
BPRex Closures Kentucky, Inc.
Berry Plastics Corporation Prime Label & Screen Incorporated Seal for Life Industries, LLC